EXHIBIT 10.3

ASSIGNMENT

THIS ASSIGNMENT (this "Assignment") is made and entered into effective this 31st day of December, 2009, by and between  SECURITY NATIONAL LIFE INSURANCE COMPANY OF LOUISIANA, a Louisiana domiciled insurance company ("Security National Life of Louisiana"), and SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah domiciled insurance company  ("Security National Life") (collectively, the "Parties").

WITNESSETH:

WHEREAS, on September 18, 2009, Security National Life of Louisiana and Security National Life entered into an Agreement and Plan of Complete Liquidation (the "Agreement"), pursuant to which Security National Life of Louisiana is to be liquidated into Security National Life in essentially the same manner as the liquidation described in the Internal Revenue Service Private Letter Ruling 9847027 in order to achieve the same tax treatment and consequences under Section 332 of the Internal Revenue Code of 1986, as amended, and other applicable provisions described in said Letter Ruling; and

WHEREAS, in order to complete the liquidation of Security National Life of Louisiana and the transfer of its business to Security National Life under the terms of the Agreement, Security National Life and Security National Life of Louisiana entered into a Reinsurance Agreement (the "Reinsurance Agreement") dated December 31, 2009, in which Security National Life became primarily liable for the liabilities of Security National Life of Louisiana on insurance contracts and annuities issued by Security National Life of Louisiana to its policyholders, and Security National Life of Louisiana transferred assets to Security National Life having a fair market value equal to or greater than the assumed liabilities; and

WHEREAS, Security National Life of Louisiana and Security National Life desire to enter into an assignment in which Security National Life of Louisiana would assign and transfer to Security National Life all of its assets and liabilities, except for the assets and liabilities transferred pursuant to the Reinsurance Agreement;

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Except for the assets transferred by Security National Life of Louisiana to Security National Life pursuant to the Reinsurance Agreement, Security National Life of Louisiana hereby assigns, transfers and conveys to Security National Life, as of the date of this Assignment, all of Security National Life of Louisiana's rights, title and interest in and to all of its assets of every kind and nature whatsoever, including without limitation, the following:  (i) cash reserved for the payment of certain liabilities and obligations of Security National Life of Louisiana, including advanced premiums, suspense items on insurance policies, and escheate obligations; (ii) furniture and equipment, including computer hardware and software; (iii) prepaid deposits; (iv) accrued investment income; (v) reinsurance and other receivables; (vi) agent balances; (vii) business and other operational licenses; (viii) maintenance agreements; (ix) rights to transact business in the name of Security National Life Insurance Company of Louisiana; (x) accounting and other records; (xi) leases and contract rights; (xii) insurance policies; and (xiii) any and all other real and personal property.

2.           Except for the liabilities of Security National Life of Louisiana assumed by Security National Life pursuant to the Reinsurance Agreement, Security National Life hereby assumes any and all liabilities of Security National Life of Louisiana as of the date of this Assignment;

3.           Security National Life of Louisiana also hereby assigns, transfers and conveys to Security National Life all of its rights in and to the name of Security National Life Insurance Company of Louisiana and permits Security National Life to immediately assume and use the name of Security National Life Insurance Company of Louisiana.

4.           This Assignment may be modified or amended only in writing duly executed by each of the Parties.

5.           This Assignment shall be governed and construed and enforced in accordance with the laws of the State of Utah (without regard to the principles of conflicts of law) applicable to a contract executed and performable in such state.

6.           This Assignment is binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

7.           Neither this Assignment nor any right or obligation herein or part hereof may be assigned by any party hereto with the prior written consent of the other party hereto and the Louisiana Department of Insurance (and any attempt to do so will be void).

8.           This Assignment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties hereto, intending to be legally bound hereby, has duly executed this Assignment as of the date first above written.

SECURITY NATIONAL LIFE INSURANCE COMPANY
OF LOUISIANA

By:	/s/ Scott M. Quist
Its:	President

SECURITY NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Scott M. Quist
Its:	President